UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 4, 2026

Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Texas AND Virginia	1-10042	75-1743247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 THREE LINCOLN CENTRE, 5430 LBJ FREEWAY, DALLAS, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)

(972) 934-9227

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock No Par Value	ATO	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2026, James H. Jeffries IV was elected to the Board of Directors of Atmos Energy Corporation (the “Company”), effective September 1, 2026, with his term expiring at the 2027 annual meeting of shareholders on February 3, 2027. Mr. Jeffries will participate in all applicable compensation and benefit plans offered by the Company to our directors. In connection with his election, on September 1, 2026, Mr. Jeffries will receive 1,000 share units which will vest and be distributed to him upon his separation from service from the Board of Directors. Mr. Jeffries is a partner with the law firm of McGuire Woods LLP and has announced his retirement effective August 31, 2026. In such role, Mr. Jeffries advised the Company with respect to energy and regulatory issues. The Company paid McGuire Woods LLP $422,649 in fiscal 2025 and $346,119 in fiscal 2026 to date for these services.

On August 10, 2026, the Company announced that John S. McDill, currently Senior Vice President, Utility Operations, notified the Company on August 4, 2026, that he will retire in early 2027 after a distinguished career with the Company. He will continue to serve in his current role and on the Company’s Management Committee until his retirement.

On August 4, 2026, the Company’s Board of Directors appointed Mr. McDill’s successor, Jeff D. Martinez, to the position of Senior Vice President, Utility Operations, effective October 1, 2026. In this role, Mr. Martinez will join the Company’s Management Committee, reporting to Kevin Akers, President and Chief Executive Officer. Mr. Martinez, 57, has served as President of the Mid-Tex Division since December 2023. Prior to that, he served in several other management positions, including President of Atmos Pipeline – Texas from 2021 to 2023, Vice President, Customer Service from 2018 to 2021, and Vice President of Operations in the Mid-Tex Division from 2012 to 2018. The Company is not a party to any employment agreement or similar material plan, contract, or arrangement with Mr. Martinez. Effective October 1, 2026, in connection with his promotion, Mr. Martinez will receive an increase in annual base salary from $380,000 to $500,000, and he will continue to participate in all applicable incentive plans offered by the Company including the Company’s Annual Incentive Plan for Management (as amended) and the Company’s 1998 Long-Term Incentive Plan (as amended).

Item 7.01.	Regulation FD Disclosures.

On August 10, 2026, the Company issued a news release announcing the election of Mr. Jeffries. A copy of the news release is furnished as Exhibit 99.1.

On August 10, 2026, the Company issued a news release announcing the retirement of Mr. McDill and the appointment of Mr. Martinez. A copy of the news release is furnished as Exhibit 99.2.

The information furnished in this Item 7.01 (including Exhibits 99.1 and 99.2) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	News Release dated August 10, 2026

99.2	News Release dated August 10, 2026

104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the interactive data file because its XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION
(Registrant)

DATE: August 10, 2026	By:	/s/ JESSICA W. BATEMAN
Jessica W. Bateman
Senior Vice President, General Counsel and
Corporate Secretary